Exhibit 10.5

STONE ENERGY CORPORATION

TRANSACTION BONUS AGREEMENT

This Stone Energy Corporation Transaction Bonus Agreement (the “Agreement”) is by and between Stone Energy Corporation, a Delaware corporation (the “Company”), and                      (the “Employee”).

WHEREAS, the Company considers it to be in the best interests of its stockholders to encourage the continued employment of Employee and to incentivize Employee to work towards a successful Change in Control (as defined herein); and

WHEREAS, in furtherance of that goal, the Company wishes to provide an additional financial incentive for Employee with respect to a possible Change in Control.

NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1. Purpose. The purpose of this Agreement is to provide for a transaction bonus to be paid to Employee upon a Change in Control.

2. Definitions. The following terms when used herein shall have the meanings set forth below, unless the context clearly indicates to the contrary. Capitalized terms used herein but not defined shall have the meaning given such terms under the Stone Energy Corporation Severance Plan applicable to Employee (the “Plan”).

(a) “Change in Control” means the consummation of a reorganization (excluding a reorganization under either Chapter 7 or Chapter 11 of Title 11 of the United States Code), merger, share exchange, share purchase, consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, immediately following such Business Combination, all or substantially all of the individuals and entities that were the beneficial owners of the outstanding equity securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of equity securities (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination. Notwithstanding anything herein to the contrary, the determination as to whether a “Change in Control” as defined herein has occurred shall be determined in accordance with the requirements of Code Section 409A and shall be intended to constitute a “change in control event” within the meaning of Code Section 409A.

(b) “Good Reason” for termination by Employee of Employee’s employment shall mean the occurrence (without Employee’s express written consent), but only following the Effective Date, of any one of the following acts by the Company:

(i) a material reduction in Employee’s annual base salary;

(ii) a material diminution in the authority, duties or responsibilities of Employee; provided that a change resulting from the Company’s no longer being a public company shall not be a basis for a Good Reason termination; or

(iii) a requirement that Employee transfer to a work location that is more than fifty (50) miles from Employee’s principal work location and that materially increases Employee’s commute.

(c) “Payment Eligible Termination” means termination of Employee’s employment with the Company due to death, by the Company without Cause (including due to Employee’s disability) or by Employee for Good Reason.

(d) “Transaction Bonus” means a bonus in the amount specified on the signature page hereto that is contingent upon the occurrence of a Change in Control.

3. Transaction Bonus.

(a) Award. Employee is hereby awarded a Transaction Bonus subject to the terms and condition of this Agreement.

(b) Payment. The Transaction Bonus will be paid to Employee in a lump sum cash payment promptly following the consummation of a Change in Control (but in no event more than thirty (30) days thereafter) if Employee remains employed through the date of a Change in Control or incurs a Payment Eligible Termination prior thereto.

(c) Withholding. The Company shall withhold any and all taxes from payment of the Transaction Bonus as may be required by applicable law.

(d) Forfeiture. In the event Employee’s employment with the Company is terminated by the Company for Cause or by Employee due to a resignation without Good Reason, the Transaction Bonus will not be paid to Employee.

4. Administration. This Agreement and payment of the Transaction Bonus shall be administered and interpreted by the Committee in its sole discretion. Any determination by the Committee pursuant to this Agreement will be final and binding on Employee or any person receiving benefits through Employee.

5. Not a Contract of Employment. This Agreement is not an employment contract for any definite period of time. This Agreement shall have no effect whatsoever on the at-will employment relationship between Employee and the Company. Nothing herein shall be deemed to give Employee the right to be retained in the employ of the Company or to restrict the right of the Company to discharge Employee at any time and for any reason, with or without cause or notice. Nothing herein shall be deemed to give the Company the right to require Employee to remain in the employ of the Company or to restrict Employee’s right to terminate employment at any time. This Agreement is a bonus plan and, as such, does not constitute an arrangement subject to the Employee Retirement Income Security Act of 1974, as amended. This Agreement shall not give Employee any security or other interest in any assets of the Company; rather Employee’s right to the Transaction Bonus provided under this Agreement shall be that of a general unsecured creditor of the Company.

6. Severability. In the event that any provision of this Agreement, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable; and this Agreement shall then be construed and enforced as if such invalid, illegal, or unenforceable provision had not been contained in this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

7. Choice of Law. This Agreement shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Louisiana, without reference to principles of conflict of laws, and, when applicable, the laws of the United States.

8. Entire Arrangement. This Agreement constitutes the entire arrangement relating to the Transaction Bonus. Any previous agreement with respect to this matter is superseded by this Agreement. No person has any authority to make any representation or promise not set forth in this Agreement. This Agreement has not been executed in reliance upon any representation or promise except those contained herein.

9. Acknowledgment of Terms. Employee acknowledges that he or she has carefully read this Agreement; that he or she has had the opportunity for review of it by an attorney of his or her choosing; that he or she fully understands its final and binding effect; that the only promises or representations made to him or her to sign this Agreement are those stated herein; and that he or she is signing this Agreement voluntarily.

10. Assignment. Employee may not assign his or her rights or obligations under this Agreement to any other party without first obtaining the written consent of the Company or its successors.

11. Waiver Under Agreement. The failure of the Company or Employee to enforce or require timely compliance with any term or provision of this Agreement shall not be deemed to be a waiver or relinquishment of rights or obligations arising hereunder, nor shall such a failure preclude the enforcement of any term or provision or avoid the liability for any breach of this Agreement.

12. Successors. This Agreement shall be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

13. Amendment. This Agreement may not be amended unless agreed between the Company and Employee in writing; provided, however, should the Committee elect to extend the Agreement as provided in paragraph 14 hereinbelow, Employee hereby agrees that the Agreement is extended as so elected by the Committee, subject to Employee executing an amendment evidencing such extension, within 30 days thereof, and should Employee not timely execute such an amendment, this Agreement shall automatically terminate at the end of such 30 day period.

14. Termination. No Transaction Bonus shall be payable, and this Agreement shall automatically terminate, unless otherwise extended by the Committee, (i) in the event a Change in Control does not occur prior to December 31, 2017, or (ii) should Employer have executed a definitive agreement for a Change in Control transaction prior to December 31, 2017, then in the event a Change in Control does not occur prior to August 15, 2018; provided, however, should Employer not have executed a definitive agreement for a Change in Control transaction prior to December 31, 2017, this Agreement shall automatically terminate, unless otherwise extended by the Committee.

15. Section 409A. The parties intend that any compensation, benefits and other amounts payable or provided to Employee under this Agreement be paid or provided in compliance with Section 409A of the Code, and all regulations, guidance and other interpretative authority issued thereunder (collectively, “Section 409A”) such that there will be no adverse tax consequences, interest or penalties for Employee under Section 409A as a result of the payments and benefits so paid or provided to the Employee. The parties agree to modify this Agreement, or the timing (but not the amount) of the payment hereunder of compensation, to the extent necessary to avoid the applicability of or to comply with Section 409A, to the extent permissible under Section 409A. In no event shall the Company be liable for any tax, interest or penalty that may be imposed on Employee by Section 409A or any damages for failing to comply with Section 409A. If (a) any payment or benefit provided to Employee in connection with the termination of Employee’s employment is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A, and (b) Employee is a “specified employee” as defined in Section 409A, notwithstanding anything to the contrary herein, no part of such payments will be paid or provided before the day that is six months plus one day after Employee’s separation from service (within the meaning of Treasury Regulation § 1.409A-1(h)), or, if earlier, the first payroll date following Employee’s death.

16. Headings. The headings of the Sections herein are included solely for convenience. If the headings and the text of this Agreement conflict, the text shall control.

EXECUTED on this                      day of November, 2017 (the “Effective Date”).

Amount of Transaction Bonus: $

STONE ENERGY CORPORATION

By:

Name:

EMPLOYEE

Printed Name: